SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2024

(Exact name of registrant as specified in its charter)
UNION BANKSHARES, INC.

(State or other jurisdiction		(Commission	(IRS Employer
of incorporation)		File Number)	Identification Number)
VT		001-15985	03-0283552

(Address of principal executive offices)			(Zip Code)
20 Lower Main St., P.O. Box 667			05661-0667
Morrisville	,	VT

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
(e) Union Bankshares, Inc. 2024 Equity Incentive Plan
As reported in Item 5.07 of this report, at the 2024 annual meeting of shareholders of Union Bankshares, Inc. (the “Company”) held on May 15, 2024, the shareholders approved the Union Bankshares, Inc. 2024 Equity Incentive Plan (the “Equity Plan”). The Equity Plan had been previously approved by the Company’s Board of Directors at a meeting held on March 20, 2024, subject to receipt of shareholder approval and became effective upon approval at the annual meeting. The Equity Plan is intended to replace the Company’s 2014 Equity Incentive Plan and applies to awards granted on or after the date of the Annual Meeting. By approving the Equity Plan, the shareholders also approved the performance criteria for performance-based awards under the Plan for purposes of the Internal Revenue Code.
The Equity Plan will be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”). The Committee, in its discretion, may grant stock-based awards, including incentive stock options, non-qualified stock options, restricted stock units (including dividend equivalent rights) and restricted stock to officers and non-employee directors of the Company and its affiliates, as designated by the Committee. The Equity Plan permits awards with respect to up to 250,000 shares of the Company’s common stock, which includes approximately 69,135 unused shares remaining from the authorization under the discontinued 2014 Equity Incentive Plan. A description of the material features of the plan is filed as Exhibit 10.1 to this report and is incorporated by reference herein. That description and the other information relating to the Plan included herein are qualified in their entirety by reference to the text of the Plan, which is attached as Appendix A to the 2024 Proxy Statement and is filed as Exhibit 10.2 to this report and incorporated herein by reference.

Item 5.07: Submission of Matters to a Vote of Security Holders
The Company held its annual meeting of shareholders on May 15, 2024. Of 4,519,388 shares outstanding on the record date of the meeting (March 22, 2024) and entitled to vote, 3,166,296 shares were represented in person or by proxy. The following two matters were voted on by the shareholders and approved at the meeting:
1.To fix the number of directors at nine for the ensuing year and to elect the following individuals as directors to serve a one year term:

Nominees	Votes For	Votes Withheld	Broker Non-votes
Joel S. Bourassa	1,999,404	263,727	903,165
Dawn D. Bugbee	2,011,181	251,950	903,165
Mary K. Parent	2,004,032	259,099	903,165
Nancy C. Putnam	2,008,892	254,239	903,165
Gregory D. Sargent	1,999,388	263,743	903,165
Timothy W. Sargent	2,005,043	258,088	903,165
David S. Silverman	2,233,825	29,306	903,165
Janet P. Spitler	2,004,756	258,375	903,165
Cornelius J. Van Dyke	1,983,968	279,163	903,165

2.To approve the Union Bankshares, Inc. 2024 Equity Incentive Plan. The number of votes in favor was sufficient to approve the resolution.

Votes For	Votes Against	Abstained	Broker Non-votes
2,096,323	152,477	14,331	903,165

3.To ratify the appointment of the firm of Berry Dunn McNeil & Parker, LLC as the Company’s external auditors for 2024. The number of votes in favor was sufficient to ratify the appointment.

Votes For	Votes Against	Abstained
3,131,603	21,719	12,974

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following Exhibits, referred to in Item 5.02 of the Report, are filed herewith:

Exhibit 10.1    Description of material terms of the Union Bankshares, Inc. 2024 Equity Incentive Plan approved by the shareholders of Union Bankshares, Inc. at the 2024 annual meeting held on May 15, 2024.

Exhibit 10.2    Union Bankshares, Inc. 2024 Equity Incentive Plan approved by the shareholders of Union Bankshares, Inc. at the 2024 annual meeting held on May 15, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

May 16, 2024	/s/ David S. Silverman
David S. Silverman
President and Chief Executive Officer

May 16, 2024	/s/ Karyn J. Hale
Karyn J. Hale
Chief Financial Officer

EXHIBIT INDEX

10.1	Description of material terms of the Union Bankshares, Inc. 2024 Equity Incentive Plan approved by the shareholders of Union Bankshares, Inc. at the 2024 annual meeting held on May 15, 2024.

10.2	Union Bankshares, Inc. 2024 Equity Incentive Plan approved by the shareholders of Union Bankshares, Inc. at the 2024 annual meeting held on May 15, 2024.

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